UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 14, 2012

Shenandoah Telecommunications Company

(Exact name of registrant as specified in its charter)

Virginia	0-9881	54-1162807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Shentel Way P.O. Box 459 Edinburg, VA	22824
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (540) 984-4141

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information provided under Item 2.03 is incorporated herein by reference.

In conjunction with executing the Amended and Restated Loan Agreement described below, Shenandoah Telecommunications Company, (the “Company”) executed Addendum XIII to the Sprint PCS Management Agreement, attached hereto as Exhibit 10.53, and the Consent and Agreement, attached hereto as Exhibit 10.54, whereby Sprint Nextel (through the Sprint Parties as defined in the Consent and Agreement) consents to the assignment, by the Company and its affiliate, Shenandoah Personal Communications, LLC, (“PCS”) of a first priority security interest in and lien upon substantially all of its assets and property, including the operating assets and rights of PCS in, to and under the Sprint agreements to which it is a party, as collateral for the Amended and Restated Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On September 14, 2012, the Company executed an Amended and Restated Credit Agreement with CoBank, ACB as Administrative Agent, Lead Arranger, Bookrunner and a Lender, and with the participation of 16 additional Farm Credit institutions, for the purpose of refinancing the Company’s existing outstanding debt, funding planned capital expenditures to upgrade the Company’s wireless network in conjunction with Sprint Nextel’s wireless network upgrade project known as Network Vision, and other corporate needs.

The Amended and Restated Credit Agreement provides for three facilities, a Term Loan Facility, a Revolver Facility, and an Incremental Term Loan Facility.  The Term Loan Facility totals $232.8 million and was fully drawn for the purposes described above.  The Term Loan Facility has two parts, the Fixed Term Loan Facility of approximately $2.8 million in aggregate principal amount, and the Term Loan A Facility of $230 million in aggregate principal amount.  The Fixed Term Loan Facility is required to be repaid in monthly installments of approximately $230 thousand of principal, plus interest at 7.37%, from September 2012 through August 2013.  The Term Loan A Facility requires quarterly principal repayments of $5.75 million beginning on December 31, 2014, with the remaining expected balance of approximately $120.75 million due at maturity on September 30, 2019.  After an initial stub period, the Term Loan A Facility is expected to bear interest at 30-day LIBOR, plus a spread determined by the Company’s Total Leverage Ratio, initially 2.75%; the Company may elect to use other rates as the base, but does not currently expect to do so.

The Revolver Facility provides for $50 million in immediate availability for future capital expenditures and general corporate needs.  In addition, the Credit Agreement permits the Company to enter into one or more Incremental Term Loan Facilities, or to increase the Revolver Facility, in the aggregate principal amount not to exceed $100 million subject to compliance with certain covenants.  No draw has been made or is currently contemplated under either of these facilities.  When and if a draw is made, the maturity date and interest rate options would be substantially identical to the Term Loan A Facility.  Repayment provisions would be agreed to at the time of each draw under the Incremental Term Loan Facility.

The Credit Agreement contains affirmative and negative covenants customary to secured credit facilities, including covenants restricting the ability of the Company and its subsidiaries, subject to negotiated exceptions, to incur additional indebtedness and additional liens on their assets, engage in mergers or acquisitions or dispose of assets, pay dividends or make other distributions, voluntarily prepay other indebtedness, enter into transactions with affiliated persons, make investments, and change the nature of the Company’s and its subsidiaries’ businesses.

Indebtedness outstanding under any of the facilities may be accelerated by an Event of Default, as defined in the Credit Agreement.

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The Facilities are secured by a pledge by the Company of its stock in its subsidiaries, a guarantee by the Company’s subsidiaries other than Shenandoah Telephone Company or Shentel Converged Services, Inc. (and, until certain regulatory approvals are received, Shentel Communications, LLC), and a security interest in all of the assets of the guarantors.

The Company is subject to certain financial covenants to be measured on a trailing twelve month basis each calendar quarter unless otherwise specified.  These covenants include:

•
a limitation on the Company’s total leverage ratio, defined as indebtedness divided by earnings before interest, taxes, depreciation and amortization, or EBITDA, of less than or equal to 3.00 to 1.00 from the closing date through March 31, 2014, then 2.50 to 1.00 from April 1, 2014 through March 31, 2015, and 2.00 to 1.00 thereafter;

•
a minimum debt service coverage ratio, defined as EBITDA divided by the sum of all scheduled principal payments on the Term Loans and regularly scheduled principal payments on other indebtedness plus cash interest expense, greater than 2.50 to 1.00 at all times;

•
a minimum equity to assets ratio, defined as consolidated total assets minus consolidated total liabilities, divided by consolidated total assets, of at least 0.30 to 1.00 from the amendment date through December 31, 2013; then at least 0.325 to 1.00 through December 31, 2014, and at least 0.35 to 1.00 thereafter, measured at each fiscal quarter end;

The Amended and Restated Credit Agreement requires the Company to obtain interest rate protection within 90 days of the amendment date for at least 33% of the aggregate principal balance of the Term Loan A then outstanding, for not less than three years after such date.  The Company has entered into a pay fixed, receive variable interest rate swap agreement covering approximately 75% of the outstanding principal of the Term Loan A balance through its maturity. This swap agreement effectively fixes the rate on this portion of the debt at 3.88%.  The Company has an existing pay fixed, receive variable interest rate swap agreement, expiring in August 2013, that as of the amendment date, covers the remaining approximately 25% of the outstanding principal balance, and effectively fixes the rate on this portion of the debt at 4.00%.

The Company expects to write-off approximately $0.8 million, pre-tax, of existing unamortized transaction costs associated with replacing certain lenders from the original credit agreement.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.53
Addendum XIII dated September 14, 2012 to Sprint PCS Management Agreement by and among Sprint Spectrum L.P., WirelessCo, L.P., APC PCS, LLC, PhillieCo, L.P., Sprint Communications Company L.P. and Shenandoah Personal Communications, LLC.

10.54
Consent and Agreement dated September 14, 2012 related to Sprint PCS Management Agreement by and among Sprint Spectrum L.P., WirelessCo, L.P., APC PCS, LLC, PhillieCo, L.P., Sprint Communications Company L.P. and Shenandoah Personal Communications, LLC.

10.55	Amended and Restated Credit Agreement dated as of September 14, 2012, among Shenandoah Telecommunications Company, CoBank, ACB, and other Lenders

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHENANDOAH TELECOMMUNICATIONS COMPANY
(Registrant)

September 17, 2012	/s/ Adele M. Skolits
Adele M. Skolits
Vice President - Finance and
Chief Financial Officer
(Duly Authorized Officer)

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